Exhibit 10.4
AGREEMENT OF LEASE
BETWEEN
AMC DELANCEY HEARTLAND PARTNERS, L.P. (LANDLORD)
AND

INTEGRATED BIOSCIENCES, INC. (TENANT)
DATED AUGUST 17, 2005
TABLE OF CONTENTS

1. DEMISED PREMISES	1

2. LEASE TERM	1

3. FIXED RENT	2

4. ADDITIONAL RENT	3

5. SECURITY DEPOSIT	3

6. USE OF DEMISED PREMISES	4

7. CONDITION OF DEMISED PREMISES; LANDLORD’S WORK/TENANT’S WORK	4

8. ALTERATIONS OR IMPROVEMENTS BY TENANT	4

9. COVENANTS OF LANDLORD	6

11. ASSIGNMENT AND SUBLETTING	11

12. INTENTIONALLY OMITTED	12

13. EMINENT DOMAIN	12

14. CASUALTY DAMAGE	13

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15. INSURANCE; INDEMNIFICATION OF LANDLORD; WAIVER OF SUBROGATION	14

16. INSPECTION; ACCESS; CHANGES IN BUILDING FACILITIES	16

17. DEFAULT	17

18. LANDLORD’S REMEDIES	18

19. LANDLORD’S RIGHT TO CURE TENANT’S DEFAULT	22

20. ESTOPPEL CERTIFICATE	22

23. SUBORDINATION AND ATTORNMENT	24

24. RIGHT OF FIRST OFFER	25

25. NOTICES	26

26. MORTGAGES AND OTHER AGREEMENTS	26

27. MISCELLANEOUS	27

28. EARLY TERMINATION RIGHT	30
 List of Exhibits

Exhibit “A”: Plan of Demised Premises

Exhibit “B”: Form of Confirmation of Lease Term

Exhibit “C”: Taxes, Operating Expense and Other Additional Rent

Exhibit “D”: Schedule of Landlord’s Capital Work

Exhibit “E”: Rules and Regulations

Exhibit “F”: Form of Tenant Estoppel Certificate and Statement

Exhibit “G”: Schedule of Tenant’s Improvements and Capital Improvements

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AGREEMENT OF LEASE
THIS AGREEMENT OF LEASE (“Lease”) is made this 17th day of August, 2005 by and between AMC DELANCEY HEARTLAND PARTNERS, L.P., a Pennsylvania limited partnership (“Landlord”) and INTEGRATED BIOSCIENCES, INC., a Delaware corporation (“Tenant”).
Intending to be legally bound, Landlord and Tenant agree as set forth below.
1. DEMISED PREMISES
Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant, and Tenant rents from Landlord, the space (the “Demised Premises”) containing approximately 46,408 rentable square feet, as shown on Exhibit “A” attached hereto and made a part hereof, in the building (the “Building”) known as Distribution Plaza, 637 Lowther Road, Lewisberry, PA, erected on certain land (the “Land”) located at Fairview Industrial Park, (the “Park”), with rights of ingress and egress thereto, and with the right in common with others to use, to the extent applicable, common passageways, stairways, and vestibules.
2. LEASE TERM
2.1 Initial Term. The initial lease term (the “Initial Term”) shall commence on September 1, 2005 (the “Commencement Date”) and shall continue until August 31, 2012, unless extended or sooner terminated as provided herein.
The first lease year of the Lease Term shall commence on the Commencement Date and shall end (i) on the day immediately preceding the first anniversary of the Commencement Date, if the Commencement Date is the first day of the month, or (ii) on the last day of the month in which the first anniversary of the Commencement Date occurs, if the Commencement Date is any day other than the first day of a calendar month. Each subsequent lease year shall be a period of twelve (12) months, commencing on the day immediately following the expiration of the prior lease year and expiring on the day immediately preceding the anniversary of the commencement of such lease year.

3. FIXED RENT
3.1 Fixed rent (the “Fixed Rent”) is payable by Tenant beginning on the Commencement Date in monthly installments, each representing one-twelfth (1/12) of the annual Fixed Rent (the “Annual Fixed Rent”) in accordance with the following schedule:

	ANNUAL	MONTHLY
LEASE YEAR	FIXED RENT	FIXED RENT

9/1/05–8/31/06	$201,874.80	$16,822.90
9/1/06–8/31/07	209,764.16	17,480.35
9/1/07–8/31/08	218,117.60	18,176.47
9/1/08–8/31/09	226,935.12	18,911.26
9/1/09–8/31/10	236,216.72	19,684.73
9/1/10–8/31/11	245,498.32	20,458.19
9/1/11–8/31/12	255,244.00	21,270.33
Fixed Rent is payable without prior notice or demand, and without any setoff or deduction whatsoever, in advance, on the first day of each month at such place as Landlord may direct, except that the Fixed Rent for the first full month of the Lease Term will be paid on the date of execution of this Lease. The Annual Fixed Rent set forth herein is an annualized amount. In addition, if the Lease Term commences on a day other than the first day of a calendar month, Tenant shall pay to Landlord, on or before the Commencement Date of the Lease Term, a pro rata portion of the monthly installment of rent (including Fixed Rent and any Additional Rent as hereinafter defined), such pro rata portion to be based on the actual number of days in that portion of the calendar month from and after the Commencement Date.
3.2 Interest; Late Charge. If any portion of Fixed Rent, Additional Rent (as defined in Article 4) or any other sum payable to Landlord hereunder shall not be paid when due, it shall bear interest at a rate equal to five percent (5%) per annum greater than the highest prime rate of interest as published in the Wall Street Journal, eastern edition, from time to time (the “Default Rate”), as the same may change from time to time, from the due date until the date of payment thereof by Tenant, provided, however, that nothing contained herein or elsewhere in this Lease shall be construed or implemented in such a manner as to allow Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. Interest at the Default Rate shall be calculated by Landlord and upon notice from Landlord of the interest due, Tenant shall remit such amount with the next Fixed Rent payment due to be paid. In addition to interest at the Default Rate, Tenant shall also pay to Landlord five percent (5%) of any Fixed Rent, Additional Rent or other sum payable to Landlord which shall be due and unpaid for more than ten (10) days. The five percent (5%) late fee shall be payable by Tenant without demand simultaneously with the payment of amount in arrearage.

3.3 No Accord and Satisfaction. Landlord and Tenant understand and agree that memos written on rental checks or any other payment forms delivered to Landlord do not and shall not constitute satisfaction of any current or outstanding debt of Tenant pursuant to this Lease, and, provided further that any such memo shall not preclude Landlord from recovering any balance of any sum or sums due under this Lease. In addition, a letter or similar type statement accompanying any rental check or payment form delivered to Landlord pursuant to this Lease also shall have no force or effect under this Lease as such may relate to the satisfaction of any debt of Tenant hereunder.
4. ADDITIONAL RENT
Tenant shall pay, without any setoff or deduction whatsoever, Tenant’s Proportionate Share of Taxes and Operating Expenses, as such terms are defined in Exhibit “C” hereto, in the amounts and in the manner set forth in Exhibit “C”. Tenant’s Proportionate Share of Taxes and Operating Expense and all other sums due hereunder (other than Fixed Rent) are sometimes hereinafter referred to together as the Additional Rent.
5. SECURITY DEPOSIT
As security for performance of its obligations hereunder, Tenant shall pay to Landlord and agrees to maintain hereafter, a security deposit in the amount of One Hundred Thousand and no/100 Dollars ($100,000.00), payable in two installments of Fifty Thousand and no/100 Dollars ($50,000.00), the first installment on the date hereof, and the second installment on or before January 31, 2006. Upon the occurrence of any Event of Default (as hereinafter defined) by Tenant, Landlord may from time to time and without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of Fixed Rent or Additional Rent, or any other damage, injury, expense or liability caused to Landlord by such Event of Default, and thereafter Tenant immediately shall replenish all or such portion of the security deposit so used by Landlord. The remaining balance of such security shall be returned by Landlord to Tenant within a reasonable time after termination of this Lease; provided, however, Landlord shall not be obligated to return the remaining balance of such security deposit until all payments due from Tenant to Landlord pursuant to Exhibit “C” hereto shall have been made in full. The security deposit shall not be considered an advance payment of rent or a measure of Landlord’s damages in case of default by Tenant. Tenant shall receive no interest on such security deposit, and Landlord may commingle the same with other monies of Landlord. In the event of the sale or transfer of Landlord’s interest in the Building, Landlord shall have the right to transfer the security deposit to the purchaser or transferee and upon such transfer Tenant shall look only to the new landlord for the return of the security deposit and Landlord shall thereupon be released from all liability to Tenant for the return of or accounting for such security deposit.

6. USE OF DEMISED PREMISES
Tenant covenants and agrees to use and occupy the Demised Premises only for contract manufacturing, assembly, warehousing, and such other uses typically engaged in by Tenant in the course of Tenant’s operations and business, and incidental administrative office uses, and for no other purposes whatsoever, without the prior written consent of Landlord which Landlord may grant or refuse in Landlord’s sole discretion. Tenant expressly acknowledges that Landlord or its agents have not made any representations as to the suitability of the Demised Premises for the use stated above and Tenant has been advised by Landlord, or its agents, to make Tenant’s own independent determination as to the suitability of the Demised Premises to the stated use, and any related zoning or other laws, ordinances, regulations and/or directives or any applicable covenants, and restrictions affecting the Demised Premises which may limit or restrict the stated use. Tenant shall indemnify and hold Landlord harmless against any requirements for building and/or building systems, alterations that may be required by any local, state or federal codes as a result of Tenant’s occupancy of the Demised Premises. Tenant shall not use or permit any use of the Demised Premises which creates any safety or environmental hazard, or which would: (i) be dangerous to the Demised Premises, the Building, the Park or other tenants, or (ii) be a nuisance to other tenants of the Building or the Park, or (iii) cause any increase in the premium cost for any insurance which Landlord may then have in effect with respect to the Building or the Park generally.
7. CONDITION OF DEMISED PREMISES; LANDLORD’S WORK/TENANT’S WORK
Except for the capital improvements to be performed by Landlord as set forth in Exhibit “D” (“Landlord’s Work”), Tenant agrees to accept possession of the Demised Premises in an “AS IS” condition. Tenant agrees that in consideration for Landlord’s Work, it will make certain improvements to the Demised Premises and the Building of which the Demised Premises is a part, and remove or restore certain alterations and improvements upon the surrender of the Demised Premises, as specifically set forth in Exhibit “G” (“Tenant’s Work”). For the purposes of performing Tenant’s Work, Tenant agrees that it shall be bound by the provisions of this Lease, including without limitation, those set forth in Section 8.3 below.
8. ALTERATIONS OR IMPROVEMENTS BY TENANT
8.1 Landlord’s Consent. Except as indicated in Section 7 above, Tenant shall not make any alterations, additions or improvements to the Demised Premises without the prior written approval of Landlord and then only in accordance with plans and specifications previously approved in writing by Landlord and subject to such conditions as Landlord may require, including, without limitation, that Tenant be required to pay for any increased cost to Landlord occasioned thereby or attributable thereto. All alterations, improvements to the Demised Premises which are approved by the Landlord shall be made in a good and workmanlike manner and in accordance with all applicable laws. All alterations, additions or improvements shall be deemed part of the Building and shall not be removed by Tenant, unless otherwise agreed by the parties.

8.2 Plans and Specifications. Tenant shall provide Landlord with a complete set of plans and specifications for any proposed alteration in the Demised Premises at least thirty (30) days prior to the date that Tenant anticipates commencing such work. Tenant shall reimburse Landlord, as a condition of Landlord’s approval, for any cost incurred by Landlord in review of Tenant’s plans by architects, engineers or other professional selected by Landlord to review the plans and specifications. Landlord’s receipt, review and possible approval of such plans and specifications shall not be construed to constitute a representation or warranty by the Landlord as to compliance with applicable laws, or a design depicted in such plans and specifications, or as to the quality or fitness of any materials used. In the event Tenant requires a staging area in order to undertake and complete any alteration to the Demised Premises, such areas, and the rules for their use, shall be established by Landlord.
8.3 Mechanics Liens. No alterations, improvements, installations, additions or other work performed by Tenant, or under Tenant’s direction or control, shall be deemed to be for the immediate use and benefit of Landlord, so that no mechanics or other lien shall be allowed against the estate of the Landlord by reason of any consent given by Landlord to Tenant to alter, improve, install, add to, or otherwise perform work to or at the Demised Premises. The Tenant shall place such contractual provisions as the Landlord may request in all contracts and subcontracts contracted by the Tenant, assuring Landlord that no mechanics lien shall be asserted against the Landlord’s interest in the Demised Premises.
Tenant shall promptly pay all persons furnishing labor and/or materials with respect to any work performed by Tenant or by Tenant’s contractors on or in the Demised Premises. If any mechanics or other liens shall at any time be filed against the Demised Premises by reason of work, labor, services or materials performed or furnished, alleged to have been performed or furnished to the Tenant, or anyone holding the Demised Premises through or under the Tenant, and regardless of whether any such claim is asserted against the interest of Landlord or Tenant, Tenant shall within ten (10) days cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant fails to cause such lien forthwith to be discharged or bonded after being notified of a filing thereof, then in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including reasonable attorneys fees, incurred by the Landlord either in defending against such lien or in procuring the bonding or discharge of such lien shall be due and payable by Tenant to Landlord as additional rent.

8.4 Contractor’s Insurance. During any period of construction (including maintenance and replacement or repairs), Tenant shall cause its contractor to obtain and continuously maintain in full force and effect, general liability insurance (including without limitation, contractual liability coverage) with minimum limits of liability of $1,000,000 for each occurrence and $1,000,000 combined single limit for bodily injury, personal injury and property damage; builders risk insurance; and worker’s compensation insurance with statutory benefits, voluntary compensation coverage, and employer’s liability limits as required by state law. Tenant shall require its contractors to issue a certificate of insurance evidencing the Landlord, and any mortgagee of Landlord, listed as additional insureds under the general liability policy. Certificates of insurance evidencing the required coverage shall be delivered to Landlord by Tenant prior to the commencement of any construction in or on the Demised Premises.
9. COVENANTS OF LANDLORD
9.1 Landlord’s Repairs. Landlord shall make all necessary repairs to the exterior walls and other structural parts of the Demised Premises and the Building and the roof of the Building. Notwithstanding the foregoing, Landlord shall not be obligated to make any such repair until the expiration of a reasonable period of time after receipt of notice from Tenant that such repair is needed. Furthermore, in no event shall Landlord be obligated to repair any damage caused by any act, omission or negligence of Tenant or any of its employees, agents, invitees, licensees, subtenants or contractors. Tenant shall reimburse Landlord for all costs and expenses of repairing and replacing all damage or injury to the Building or the Park caused by Tenant or any of its employees, agents, invitees, licensees, subtenants or contractors, or by all or any of them moving in or out of the Building, or by the installation or removal of furniture, fixtures or other property by all or any of them. Such costs and expenses shall be payable as Additional Rent hereunder and shall be paid by Tenant within fifteen (15) days after Tenant is billed therefor.
10. COVENANTS OF TENANT
10.1 Tenant’s Maintenance. Tenant covenants and agrees to keep and maintain in good order, condition, replacement, and repair the Demised Premises and all appurtenances thereto, including but not limited to, partitions; dock door seals; macadam; parking areas; walks; curbs; the exterior and interior portions of all doors; door checks and frames; windows and window frames; wood or other trim; glass; and all plumbing and sewage facilities within the Demised Premises, including free flow up to the main sewer line; heating, air-conditioning, and electrical fixtures, machinery and equipment; emergency lighting; interior walls; floors and ceilings, and furnishing and maintaining the minimum number and type of fire extinguishers. If Tenant refuses or neglects to commence or complete repairs promptly and adequately, Landlord may, but shall not be required to do so, make or complete said repairs and Tenant shall pay the cost thereof to Landlord upon demand.

Tenant shall maintain the HVAC and dock equipment (e.g., dock doors, levelors, seals, and lights) at a standard which is not less than applicable manufacturer’s standards. Such maintenance shall be performed either by Tenant’s employees, or if required applicable manufacturer’s warranties, then by a qualified service provider. Tenant shall provide preventative maintenance (including cleaning or replacement of the HVAC filters) not less than once per calendar quarter If Landlord determines that the Tenant has failed to maintain the HVAC and dock equipment in accordance with the foregoing provisions, Landlord shall have the right to either directly perform such maintenance or engage a third party service provider to provide such services, in which event, the Tenant shall reimburse the Landlord for the cost of providing such maintenance. The reimbursement payment shall be made by Tenant within fifteen (15) days of receipt from Landlord of an invoice for the cost of the maintenance services.
The Tenant shall maintain the Demised Premises at its own expense in a clean, orderly and sanitary condition free of insects, rodents, vermin and other pests and shall not permit accumulation of garbage, trash, rubbish and other refuse, but shall promptly remove the same. Tenant shall approve the location and screening for all trash dumpsters.
When used in this Article 10, the term “repairs” shall include replacements and renewals when necessary to maintain the Demised Premises in good order and condition, and all such repairs made by Tenant shall be at least equal in quality and usefulness to the Demised Premises as the original construction of such improvements.
10.2 Roof Alterations. Tenant shall not install or cause equipment, ductwork, or any other allowable installation on the roof of the Demised Premises, nor shall Tenant or Tenant’s employees, contractors or agents enter on to the roof without the express written consent of the Landlord, which consent shall be at Landlord’s sole discretion. If Tenant desires to install any device or equipment on the roof and Landlord consents to such installation, then the work shall be completed by a contractor selected by Landlord and Tenant shall reimburse Landlord within fifteen (15) days of receipt of an invoice for the work. Notwithstanding the foregoing, Tenant shall have the right to review and reasonably approve the cost for such work as a condition to its obligation to reimburse Landlord.
10.3 Exterior Storage. Tenant will not at any time or place permit refuse, garbage, packing cases or cartons, cleaning supplies or equipment outside the Demised Premises, except upon written approval of Landlord.

10.4 Damage by Tenant. All damage or injury to the Demised Premises or the Property caused by the act or negligence of Tenant or its employees, agents, representatives, visitors or invitees shall be promptly repaired by Tenant at Tenant’s expense and to the satisfaction of Landlord in accordance with this Article 10. If Tenant does not promptly make such repairs, Landlord may, at Landlord’s option, upon not less than fifteen (15) days written to Tenant, make or cause to be made any such repairs and may charge Tenant for any costs and expenses paid or incurred, by Landlord in connection therewith. Notwithstanding the foregoing, in the event Tenant commences making such repairs prior to the expiration of the 15 day notice period enumerated above, Landlord shall not make or cause to be made such repairs so long as Tenant is proceeding diligently in making such repairs. There shall be no reduction in rent payable by Tenant and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from the making of any repairs, alterations or improvements or any portion of the Demised Premises or the Building or fixtures and equipment related thereto, and no liability on the part of Landlord for failure to make repairs, alterations or improvements to the Demised Premises or the Building or any fixtures and equipment related thereto which are necessitated by reason of the act or negligence of any other tenant or occupant of the Building.
10.5 Utilities. Tenant covenants and agrees to pay for all public utility and other services rendered or furnished to the Demised Premises during the Term, including heat, water, gas, electricity, sewer rental, trash disposal and the like, together with all taxes levied or other charges on such utilities. In no event shall Landlord be liable for the quality, quantity, failure or interruption of such services to the Demised Premises. If such items are not separately metered for Tenant, then Tenant agrees to pay its proportionate share based upon a fraction, the numerator of which is the amount of floor area of the Demised Premises and the denominator is the amount of net leaseable area of the Building multiplied by the total of such costs.
10.6 Compliance with Laws. Tenant shall comply with all laws, enactments and regulations of any governmental authority relating or applicable to Tenant’s occupancy of the Demised Premises and any covenants, easements and restrictions governing the Land, the Building or the Park, and indemnify, defend and hold Landlord harmless from all consequences from Tenant’s failure to do so.
10.7 Notice of Defects and Violations. Tenant shall promptly notify Landlord of any damage to or defects in the Demised Premises, any notices of violation received by Tenant, and any injury to person or property which occur therein or claims relating thereto.
10.8 Weight Limits. Tenant shall not place within the Demised Premises or bring into the Building (i) any machinery, equipment or other personalty other than customary office furnishings and small machinery or (ii) any machinery or other personalty having a weight in excess of the design capacity of the Building.

10.9 Environmental.
(a) Tenant shall not use the Demised Premises, the Building or the Park for the generation, use, manufacture, recycling, transportation, treatment, storage, handling, discharge or disposal of any hazardous, toxic or polluting substance or waste (including petroleum or radioactive materials) (“Hazardous Substances”); provided, however, that the foregoing shall not be deemed or construed to prohibit Tenant’s possession or use of products containing Hazardous Substances so long as such products are handled, stored, used and disposed of in compliance with all applicable laws, rules, regulations and ordinances. Furthermore, Tenant will not engage in any activity at the Demised Premises, the Building or the Park which poses a risk of damage to the environment or which would subject Tenant, Landlord, the Demised Premises, the Building or the Park to responsibility or liability under any federal, state or local environmental law, rule, regulation or ordinance, including without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act, (42 U.S.C.A. Section 9601 et seq.) (“CERCLA”), the Federal Water Pollution Control Act (33 U.S.C.A Section 1151 et seq.), the Clean Water Act of 1977 (33 U.S.C.A. Section 1251 et seq.) and the regulations promulgated thereunder and as each may be amended from time to time during the Lease Term.
(b) Tenant will not undertake any action or omit to take any action or permit any other person to undertake any action on or at the Demised Premises which could result in a lien being imposed on the Demised Premises, the Building or the Park by the state or federal government under any environmental law, rule, regulation or ordinance.
(c) Tenant will not undertake or omit to take any action or permit any other person to undertake any action which could require Landlord to include in the deed to the Demised Premises, the Building or the Park a notice of disposal/release of Hazardous Substances.
(d) Tenant will provide to Landlord oral notice followed by written notice within five (5) business days of all notices received from or made to any government agency that are served upon or given by Tenant with respect to any Release (as defined in CERCLA) or threatened Release of Hazardous Substances or which claim a violation of any environmental law, rule, regulation, ordinance or order of any federal state or local government or which call attention to the need for an investigation, remediation, response action, repairs, construction, alterations or installations on or in connection with the Demised Premises, the Building or the Park.

(e) Tenant does hereby agree to indemnify, defend and save harmless Landlord from any and all losses, costs, damages and expenses, (including fines, penalties, and attorneys’ fees) resulting from any claim, demand, liability, obligation, right or cause of action, including but not limited to governmental action or other third party action, (collectively, “Claims”), that is asserted against or incurred by Landlord, the Demised Premises, the Building or the Park as a result of Tenant’s breach of any representation, warranty, or covenant hereof; or arising out of the operations or activities or presence of Tenant or any assignee, sublessee, agent, or representative of Tenant at the Demised Premises, the Building or the Park; or arising from environmental conditions or violations at the Demised Premises including, without limitation, the presence of Hazardous Substances at, on, or under the Demised Premises or the discharge or release of Hazardous Substances from the Demised Premises, provided, however, that Tenant shall not be obligated to indemnify Landlord under this paragraph if upon reasonable evidence, it is determined that the Claim was based on events or conditions which occurred prior to the date of this Lease. Tenant agrees to respond on Landlord’s behalf to such Claims or, at Landlord’s election, to pay the costs of Landlord’s response.
(f) Landlord does hereby agree to indemnify and save harmless Tenant from all claims that are asserted against Tenant or the Demised Premises as a result of the presence of Hazardous Substances at the Demised Premises prior to the date of this Lease. The parties shall obtain a Phase 1 environmental study, from an environmental consultant selected by Tenant and satisfactory to Landlord, of the Demised Premises, prior to the Commencement Date. This environmental study shall serve to establish any environmental conditions in the Demised Premises as of the Commencement Date. The cost of the environmental survey shall be shared equally by the Landlord and Tenant, with each party paying one-half of such costs. The indemnities contained herein and the environmental representations, warranties and covenants of Landlord and Tenant shall survive termination of this Lease.
10.10 Compliance with Rules and Regulations. Tenant shall comply with the rules and regulations set forth in Exhibit “E” hereto and with all reasonable changes and additions thereto upon notice by Landlord to Tenant (such rules and regulations, together with all changes and additions thereto, being part of this Lease).
10.11 Landlord’s Recommendations. Tenant shall comply with all reasonable recommendations of Landlord’s or Tenant’s insurance carriers relating to layout, use, storage of materials and maintenance of the Demised Premises.

11. ASSIGNMENT AND SUBLETTING
11.1 Landlord’s Consent. Tenant shall not assign, pledge, mortgage or otherwise transfer or encumber this Lease, nor sublet all or any part of the Demised Premises or permit the same to be occupied or used by anyone other than Tenant or its employees without Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed. It will not be unreasonable for Landlord to withhold its consent if the reputation, financial responsibility, or business of a proposed assignee, subtenant or other occupant or user is unsatisfactory to Landlord, or if Landlord deems such business not to be consonant with that of other tenants in the Park, or if the intended use by the proposed assignee, subtenant or other occupant or user is not consistent with the operation of a first-class flex warehouse/distribution facility, or if the intended use by the proposed assignee, subtenant or other occupant or user conflicts with any commitment made by Landlord to any other tenant in the Park, or if the proposed rental rate is lower than the then current rate at which similar space in the Park is being offered by Landlord, or if the proposed agreement with the prospective subtenant or other occupant or user is for less than fifty percent (50%) of the Demised Premises. Landlord’s acceptance of any name submitted by Tenant, an agent of Tenant, or anyone acting by, through or under Tenant for the purpose of being listed on the Building directory will not be deemed, nor will it substitute for, Landlord’s consent, as required by this Lease, to any sublease, assignment, or other occupancy of the Demised Premises by anyone other than Tenant or Tenant’s employees.
11.2 Request to Landlord. Tenant’s request for consent to any sublet, assignment or other use or occupancy shall be in writing and shall contain the name, address, and description of the business of the proposed assignee, subtenant or other occupant or user, its most recent financial statement and other evidence of financial responsibility, its intended use of the Demised Premises, and the terms and conditions of the proposed assignment, subletting or other use or occupancy. Within thirty (30) days from receipt of such request, Landlord shall either: (1) grant or refuse consent; or (2) elect to require Tenant (a) if the request is for consent to a proposed subletting or other use or occupancy, to execute a sublease to Landlord or its designee for the term and of the space covered by the proposed subletting or other user or occupancy, but at the Fixed Rent per square foot and otherwise upon the same terms and conditions as are contained herein (not including the restrictions on subletting or other use or occupancy set forth herein), together with an assignment of Tenant’s interest in any such proposed sublease or other use or occupancy agreement, or (b) if the request is for consent to a proposed assignment of this Lease, to terminate this Lease and the Lease Term effective as of the last day of the third month following the month in which the request was received.
11.3 Effect of Assignment/Sublet. Each assignee hereunder shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant’s part to be observed and performed. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument in form and substance satisfactory to Landlord containing a covenant of assumption by the assignee, but the failure or refusal of assignee to execute and deliver the same shall not release assignee from its liability as set forth herein. Any profit and/or additional consideration in excess of the Fixed Rent or Additional Rent payable by Tenant hereunder, which is payable to Tenant as a result of any assignment, subletting or other use or occupancy, shall be paid to Landlord as Additional Rent when received by Tenant. All the foregoing notwithstanding, Tenant shall not enter into any lease, sublease, license, concession or other agreement for the use, occupancy or utilization of the Demised Premises or any portion thereof, which provides for a rental or other payment for such use, occupancy or utilization based in whole or in part on the income or profits derived by any person from the property leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales). Any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of any part of the Demised Premises.

11.4 No Waiver. Any consent by Landlord hereunder shall not constitute a waiver of strict future compliance by Tenant with the provisions of this Article 11 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, provisions, or conditions in this Lease contained.
11.5 Operation of Law. For purposes of this Article 11, any transfer or change in control of Tenant (or any subtenant, assignee or occupant) by operation of law or otherwise shall be deemed an assignment hereunder, including, without limitation, any merger, consolidation, dissolution or any change in the controlling equity interests of Tenant (or any subtenant, assignee, or occupant), whether in a single transaction or a series of related transactions.
12. INTENTIONALLY OMITTED
13. EMINENT DOMAIN
If the whole or more than fifty percent (50%) of the Demised Premises (or use or occupancy of the Demised Premises) shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking), or if the owner elects to convey title to the condemnor by a deed in lieu of condemnation, or if all or any portion of the Land or Building are so taken, condemned or conveyed and as a result thereof, in Landlord’s judgment, the Demised Premises cannot be used for Tenant’s permitted use as set forth herein, then this Lease shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority and the Fixed Rent and Additional Rent shall be abated on the date when such title vests in such governmental or quasi-governmental authority. If fifty percent (50%) or less of the Demised Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including sale under threat of such a taking) and this Lease is not terminated as set forth above, the Fixed Rent and Tenant’s Proportionate Share (as defined in Exhibit “C”) shall be equitably adjusted (on the basis of the number of square feet before and after such event) on the date when title vests in such governmental or quasi-governmental authority and the Lease shall otherwise continue in full force and effect. In any case, Tenant shall have no claim against Landlord for any portion of the amount that may be awarded as damages as a result of any governmental or quasi-governmental taking or condemnation (or sale under threat of such taking or condemnation); and all rights of Tenant to damages therefor are hereby assigned by Tenant to Landlord. The foregoing shall not, however, deprive Tenant of any separate award for moving expenses, dislocation damages or for any other award which would not reduce the award payable to Landlord.

14. CASUALTY DAMAGE
14.1 Termination Rights. In the event of damage to or destruction of the Demised Premises caused by fire or other casualty, or any such damage or destruction to the Building or the facilities necessary to provide services and normal access to the Demised Premises in accordance herewith, Landlord, after receipt of written notice thereof from Tenant, shall undertake to make repairs and restorations with reasonable diligence as hereinafter provided, unless this Lease has been terminated by Landlord or Tenant as hereinafter provided or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restoration. If (i) the damage is of such nature or extent that, in Landlord’s judgment, more than three hundred sixty-five (365) days would be required (with normal work crews and hours) to repair and restore the part of the Demised Premises or Building which has been damaged, or (ii) the Demised Premises or the Building is so damaged that, in Landlord’s judgment, it is uneconomical to restore or repair the Demised Premises or the Building, as the case may be, or (iii) less than two (2) years then remain in the Lease Term, Landlord shall so advise Tenant promptly, and either party, in the case described in clause (i) above, or Landlord, in the cases described in clauses (ii) or (iii) above, within forty-five (45) days after any such damage or destruction shall have the right to terminate this Lease by written notice to the other, as of the date specified in such notice, which termination date shall be no later than thirty (30) days after the date of such notice.
14.2 Restoration. In the event of fire or other casualty damage, provided this Lease is not terminated pursuant to the terms of this Article 14 and is otherwise in full force and effect, and sufficient casualty insurance proceeds are available for application to such restoration or repair, Landlord shall proceed diligently to restore the Demised Premises to substantially its condition prior to the occurrence of the damage. Landlord shall not be obligated, however, to repair or restore any improvements, alterations or additions in excess of Building standard tenant improvements (whether or not Tenant has the right or the obligation to remove the same or is required to leave the same on the Demised Premises as of the expiration or earlier termination of this Lease) unless Tenant, in a manner satisfactory to Landlord, assures or agrees to assure payment in full of all costs as may be incurred by Landlord in connection therewith. If there are any such improvements, alterations or additions and Tenant does not assure or agree to assure payment of the cost of restoration or repair as aforesaid, Landlord shall have the right to restore the Demised Premises to substantially the same condition as existed prior to the damage, excepting such improvements, alterations or additions. Tenant shall be responsible for the repair or restoration of all of Tenant’s equipment, fixtures and personal property located in or on the Demised Premises, subject to Article 8 and to such other conditions as Landlord may require.

14.3 Insurance Obligations. Landlord shall not insure any improvements, alterations or additions to the Demised Premises in excess of Building standard tenant improvements, or any fixtures, equipment or other property of Tenant. Tenant shall, at its sole expense, insure the value of its leasehold improvements, alterations and additions in excess of Building standard tenant improvements and its fixtures, equipment and personal property located in or on the Demised Premises, for the purpose of providing funds to Landlord and Tenant to repair and restore the Demised Premises to substantially its condition prior to occurrence of the casualty.
14.4 Time for Repairs. The validity and effect of this Lease shall not be impaired in any way by the failure of Landlord to complete repairs and restoration of the Demised Premises or of the Building within three hundred sixty-five (365) days after commencement of the work, even if Landlord had in good faith notified Tenant that the repair and restoration could be completed within such period, provided that Landlord proceeds diligently with such repair and restoration. In the case of damage to the Demised Premises which is of a nature or extent that Tenant’s continued occupancy is in the judgment of Landlord substantially impaired, then the Annual Fixed Rent payable by Tenant hereunder and Tenant’s Proportionate Share shall be equitably abated or adjusted for the duration of such impairment.
15. INSURANCE; INDEMNIFICATION OF LANDLORD; WAIVER OF SUBROGATION
15.1 Tenant’s Indemnification and Insurance Obligations. Tenant covenants and agrees to exonerate, indemnify, defend, protect and save Landlord, its representatives and Landlord’s managing agent, if any, harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of (i) any accident or matter occurring in or about the Demised Premises, causing injury to persons or damage to property (including, without limitation, to the Demised Premises), unless such accident or other matter resulted solely from the negligence or otherwise tortious act of Landlord or Landlord’s agents or employees, (ii) the failure of Tenant fully and faithfully to perform the obligations and observe the conditions of this Lease, and (iii) the negligence or otherwise tortious act of Tenant or anyone on, in or about the Land, the Building or the Park on behalf of or at the invitation or right of Tenant. Tenant shall maintain in full force and effect, at its own expense, (i) commercial general liability insurance (including a contractual liability and fire legal liability insurance endorsement) naming as an additional insured Landlord and Landlord’s managing agent, if any, against claims for bodily injury, death or property damage in amounts not less than $2,000,000.00 (or such higher limits as may be determined by Landlord from time to time) combined single limit of bodily injury and property damage liability, and (ii) business interruption insurance in an amount sufficient to reimburse Tenant for loss of earnings attributable to prevention of access to the Building or the Demised Premises for a period of at least twelve (12) months. All policies shall be issued by companies having a Best’s financial rating of B+ or better and a size class rating of XII (12) or larger or otherwise acceptable to Landlord. At or prior to the Commencement Date, Tenant shall deposit the policy or policies of such insurance, or certificates thereof, with Landlord and shall deposit with Landlord renewals thereof at least fifteen (15) days prior to the expiration thereof. Such policy or policies of insurance or certificates thereof shall have attached thereto an endorsement that such policy shall not be canceled without at least thirty (30) days prior written notice to Landlord and Landlord’s managing agent, if any, that no act or omission of Tenant shall invalidate the interest of Landlord under such insurance and expressly waiving all rights of subrogation as set forth below. At Landlord’s request, Tenant shall provide Landlord with a letter from an authorized representative of its insurance carrier stating that Tenant’s current and effective insurance coverage complies with the requirements contained herein. Any insurance required of Tenant hereunder may be furnished by Tenant under a blanket policy carried by it, provided that such blanket policy shall contain an endorsement that names Landlord as an additional insured, specifically references the Demised Premises, and guarantees a minimum limit available for the Demised Premises equal to or greater than the insurance amounts required under this Article. Each policy evidencing the insurance to be carried by Tenant hereunder shall contain a clause that such policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance.
15.2 Waiver of Subrogation. Each party hereby releases the other from any and all liability or responsibility to the releasing party or anyone claiming through or under it by way of subrogation or otherwise for any loss or damage to property covered by insurance then in force, even if any such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. This release shall be applicable and in full force and effect, however, only to the extent of and with respect to any loss or damage occurring during such time as the policy or policies of insurance covering such loss or damage shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair such insurance or prejudice the right of the insured to recover thereunder. To the extent available, Landlord and Tenant further agree to provide such endorsements for such insurance policies agreeing to the waiver of subrogation as required herein.

15.3 Factory Mutual Standards. Tenant agrees to comply with all rules, recommendations, and regulations of Factory Mutual Engineering, or a comparable insurance organization selected by Landlord.
15.4 Boiler Insurance. If any boiler or pressurized vessel is maintained on the Demised Premises, Tenant shall, at its expense, secure insurance coverage as is applicable in amounts consistent with other coverages on the Building, naming Landlord and Tenant as insured parties, and shall provide Landlord with a current policy of insurance throughout the Term.
15.5 Landlord’s Indemnification Obligations. Landlord covenants and agrees to exonerate, indemnify, defend, protect and save Tenant harmless from and against any and all claims, demands, expenses, losses, suits and damages as may be occasioned by reason of (i) any accident or matter occurring outside of the Demised Premises, causing injury to persons or damage to property, unless such accident or other matter resulted solely from the negligence or otherwise tortious act of Tenant or Tenant’s agents or employees, (ii) the failure of Tenant fully and faithfully to perform the obligations and observe the conditions of this Lease, and (iii) the negligence or otherwise tortious act of Tenant or anyone on, in or about the Land, the Building or the Park on behalf of or at the invitation or right of Tenant.
16. INSPECTION; ACCESS; CHANGES IN BUILDING FACILITIES
16.1 Inspection. Landlord and its agents or other representatives shall be permitted to enter the Demised Premises at reasonable times and upon reasonable notice (i) to examine, inspect and protect the Demised Premises and the Building, (ii) during the last nine (9) months of the Lease Term, or prior thereto if Tenant vacates the Demised Premises, to show the Demised Premises to prospective tenants, or (iii) to show the Demised Premises to prospective purchasers, lenders and other interested parties. Notwithstanding the foregoing, notice of entry shall not be required in the event of an emergency.
16.2 Landlord’s Access. Landlord shall have access to and use of all areas in the Demised Premises (including exterior Building walls, core corridor walls and doors and any core corridor entrances), any roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, as well as access to and through the Demised Premises for the purpose of operation, maintenance, decoration and repair, provided, however, that except in emergencies such access shall not be exercised so as to interfere unreasonably with Tenant’s use of the Demised Premises. Tenant shall permit Landlord to install, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided that the installation work is performed at such times and by such methods as will not materially interfere with Tenant’s use of the Demised Premises, materially reduce the floor area thereof or materially and adversely affect Tenant’s layout. Landlord and Tenant shall cooperate with each other in the location of Landlord’s and Tenant’s facilities requiring such access.

16.3 Landlord’s Alterations. Landlord reserves the right at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Park, the interior and exterior of the Building and the fixtures and equipment thereof, as well as in or to the entrances, passages, doors, doorways and other common areas thereof, and to the Land and any other improvements thereon, as Landlord may deem necessary or desirable; provided that there shall be no change that materially detracts from the character or quality of the Building.
17. DEFAULT
Any other provisions in this Lease notwithstanding, it shall be an event of default (“Event of Default”) under this Lease if: (i) Tenant fails to pay any installment of Fixed Rent, Additional Rent or other sum payable by Tenant hereunder when due or (ii) Tenant fails to observe or perform any other covenant or agreement of Tenant herein contained after thirty (30) days written notice from Landlord and failure to cure, or (iii) Tenant uses or occupies the Demised Premises other than as permitted hereunder, or (iv) Tenant assigns or sublets, or purports to assign or sublet, the Demised Premises or any part thereof other than in the manner and upon the conditions set forth herein, or (v) Tenant abandons or vacates the Demised Premises or without Landlord’s prior written consent, Tenant removes or attempts to remove or manifests an intention to remove any or all of Tenant’s property from the Demised Premises other than in the ordinary and usual course of Tenant’s business, or (vi) Tenant files a petition commencing a voluntary case, or has filed against it a petition commencing an involuntary case, under the Federal Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or under any similar law, or files or has filed against it a petition or answer in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy law or any similar state law, and, in the case of any such involuntary action, such action shall not be dismissed, discharged or denied within sixty (60) days after the filing thereof, or Tenant consents or acquiesces in the filing thereof, or (vii) if Tenant is a banking organization, Tenant files an application for protection, voluntary liquidation or dissolution applicable to banking organizations, or (viii) a custodian, receiver, trustee or liquidator of Tenant or of all or substantially all of Tenant’s property or of the Demised Premises shall be appointed in any proceedings brought by or against Tenant and, in the latter case, such entity shall not be discharged within sixty (60) days after such appointment or Tenant consents to or acquiesces in such appointment, or (ix) Tenant shall generally not pay Tenant’s debts as such debts become due, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or (x) any of the foregoing occurs as to any guarantor or surety of Tenant’s performance under this Lease, or such guarantor or surety defaults on any provision under its guaranty or suretyship agreement.

18. LANDLORD’S REMEDIES
18.1 Upon the occurrence of any Event of Default, Landlord at any time thereafter may at its option exercise any one or more of the following remedies:
(a) Termination of Lease. Landlord may terminate this Lease, by written notice to Tenant, without any right by Tenant to reinstate its rights by payment of rent due or other performance of the terms and conditions hereof. Upon such termination Tenant immediately shall surrender possession of the Demised Premises to Landlord, and Landlord immediately shall become entitled to receive from Tenant an amount equal to the difference between the aggregate of all Fixed Rent and Additional Rent reserved under this Lease for the balance of the Lease Term, and the fair rental value of the Demised Premises for that period, determined as of the date of such termination.
(b) Reletting. With or without terminating this Lease, as Landlord may elect, Landlord may re-enter and repossess the Demised Premises, or any part thereof, and lease them to any other person upon such terms as Landlord shall deem reasonable, for a term within or beyond the Lease Term; provided, that any such reletting prior to termination shall be for the account of Tenant, and Tenant shall remain liable for (i) all Annual Fixed Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant determined by deducting from the gross proceeds of any such reletting all of Landlord’s expenses, attorneys’ fees and expenses, employees’ expenses, reasonable alteration costs, expenses of preparation for such reletting and all costs and expenses, direct or indirect, incurred as a result of Tenant’s breach of this Lease. Landlord and Tenant agree that Landlord shall have no obligation to mitigate Landlord’s damages under this Lease. If the Demised Premises are at the time of any Event of Default sublet or leased by Tenant to others, Landlord may, as Tenant’s agent, collect rents due from any subtenant or other tenant and apply such rents to the rent and other amounts due hereunder without in any way affecting Tenant’s obligation to Landlord hereunder. Such agency, being given for security, is hereby declared to be irrevocable.

(c) Acceleration of Rent. Landlord may declare Fixed Rent and all items of Additional Rent (the amount thereof to be based on historical amounts and Landlord’s estimates for future amounts per year remaining, but in not event greater than the average amount of Additional Rent, payable in the prior two “Operating Years” as that term is defined herein) for the entire balance of the then current Term immediately due and payable, together with all other charges, payments, costs, and expenses payable by Tenant as though such amounts were payable in advance on the date the Event of Default occurred.
(d) Removal of Contents by Landlord. Landlord may remove all persons and property from the Demised Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, without service of notice or resort to legal process (all of which Tenant expressly waives) and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.
(e) SECTIONS 18.1.(e)(i) AND 18.1.(e)(ii) BELOW SET FORTH WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST TENANT. IN GRANTING THESE WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST TENANT, TENANT HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRIOR NOTICES AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.
(i) CONFESSION OF JUDGMENT FOR RENT. TENANT IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR SUCH RENT AND OTHER SUMS AS ARE DUE AND/OR MAY BECOME DUE UNDER THIS LEASE, WITHOUT STAY OF EXECUTION AND WITH AN ATTORNEY’S COLLECTION FEE OF FIVE PERCENT (5%) OF THE AMOUNT DUE (BUT NOT LESS THAN $1,000.00), WHICH IS REASONABLE AS AN ATTORNEY’S FEE. TO THE EXTENT PERMITTED BY LAW, TENANT RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A VERIFIED COPY OF THIS LEASE IS FILED, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL LEASE. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND JUDGMENT MAY BE CONFESSED AS OFTEN AS ANY EVENT OF DEFAULT HEREUNDER OCCURS. SUCH AUTHORITY MAY BE EXERCISED DURING OR AFTER THE EXPIRATION OF THE LEASE TERM AND/OR DURING OR AFTER THE EXPIRATION OF ANY EXTENDED OR RENEWAL TERM.

(ii) CONFESSION OF JUDGMENT FOR POSSESSION. TENANT IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE DEMISED PREMISES, WITHOUT STAY OF EXECUTION. TO THE EXTENT PERMITTED BY LAW, TENANT RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A VERIFIED COPY OF THIS LEASE IS FILED, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL LEASE. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND JUDGMENT MAY BE CONFESSED AS OFTEN AS ANY EVENT OF DEFAULT HEREUNDER OCCURS. SUCH AUTHORITY MAY BE EXERCISED DURING OR AFTER THE EXPIRATION OF THE LEASE TERM AND/OR DURING OR AFTER THE EXPIRATION OF ANY EXTENDED OR RENEWAL TERM. IF SUCH PROCEEDING IS TERMINATED AND THE POSSESSION OF THE DEMISED PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT AND UPON ANY SUBSEQUENT EVENT OR EVENTS OF DEFAULT, OR UPON THE TERMINATION OF THIS LEASE UNDER ANY OF THE TERMS OF THIS LEASE, TO BRING ONE OR MORE FURTHER ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE DEMISED PREMISES AND CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE DEMISED PREMISES AS HEREINABOVE PROVIDED.
18.2 PROCEEDINGS. IF PROCEEDINGS SHALL BE COMMENCED BY LANDLORD TO RECOVER POSSESSION UNDER THE ACTS OF ASSEMBLY AND RULES OF CIVIL PROCEDURE, EITHER AT THE END OF THE LEASE TERM OR UPON THE EARLIER TERMINATION OF THIS LEASE, OR FOR NON-PAYMENT OF RENT OR ANY OTHER REASON, TENANT SPECIFICALLY WAIVES THE RIGHT TO ANY AND ALL NOTICES REQUIRED BY THE LANDLORD AND TENANT ACT OF 1951, AS THE SAME MAY BE AMENDED, AND AGREES THAT FIVE (5) DAYS’ NOTICE SHALL BE SUFFICIENT IN ALL CASES.

18.3 Survival of Tenant’s Obligations. No expiration or termination of this Lease Term pursuant to Subsection 18.1. (a) or by operation of law or otherwise (except as expressly provided herein), and no repossession of the Demised Premises or any part thereof pursuant to Subsection 18.1. (a) or (b) or otherwise shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination or repossession, and Landlord may, at its option, sue for and collect all rent and other charges due hereunder at any time as and when such charges accrue.
18.4 Injunction. In the event of breach or threatened breach by Tenant of any provision of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity in addition to other remedies provided for herein.
18.5 WAIVER OF REDEMPTION. TENANT HEREBY EXPRESSLY WAIVES ANY AND ALL RIGHTS OF REDEMPTION GRANTED BY OR UNDER ANY PRESENT OR FUTURE LAW IN THE EVENT THIS LEASE IS TERMINATED, OR IN THE EVENT OF LANDLORD OBTAINING POSSESSION OF THE DEMISED PREMISES, OR IN THE EVENT TENANT IS EVICTED OR DISPOSSESSED FOR ANY CAUSE, BY REASON OF VIOLATION BY TENANT OF ANY OF THE PROVISIONS OF THIS LEASE.
18.6 Not Exclusive Right. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.
18.7 Expenses. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs, whether or not such action is brought to judgment and whether incurred before or after the filing of any such action.

19. LANDLORD’S RIGHT TO CURE TENANT’S DEFAULT
If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act, and charge the amount of Landlord’s expense, with interest accruing and payable thereon at the Default Rate as of the date of the expenditure by Landlord or as of the date of payment thereof by Tenant, whichever is higher, from the date paid or incurred by Landlord to the date of payment thereof by Tenant. Such payment and interest shall constitute Additional Rent hereunder due and payable with the next monthly installment of Fixed Rent; but the making of such payment or the taking of such action by Landlord shall not operate to cure such default by Tenant or to estop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled.
20. ESTOPPEL CERTIFICATE
Tenant shall, at any time and from time to time, at the request of Landlord, upon ten (10) business days notice, execute and deliver to Landlord a certificate in the form of Exhibit “F” attached hereto or some other reasonable form supplied by Landlord, it being intended that any such certificate delivered pursuant hereto may be relied upon by others with whom Landlord may be dealing. Tenant hereby appoints Landlord as Tenant’s attorney-in-fact to execute any such certificates in the event Tenant does not execute and return such certificates within the time period set forth above.
21. HOLDING OVER
If Tenant retains possession of the Demised Premises or any part thereof after the termination of this Lease by expiration of the Lease Term or otherwise, in the absence of any written agreement between Landlord and Tenant concerning any such continuance of the Lease Term, Tenant shall pay Landlord (i) an amount, calculated on a per diem basis for each day of such unlawful retention, equal to the greater of (a) triple the Annual Fixed Rent in effect immediately prior to the expiration or earlier termination of the Lease Term, or (b) the market rental for the Demised Premises, as determined by Landlord, for the time Tenant thus remains in possession, plus, in each case, all Additional Rent and other sums payable hereunder, and (ii) all damages, costs and expenses sustained or incurred by Landlord by reason of Tenant’s holding over. Without limiting any rights and remedies of Landlord resulting by reason of the wrongful holding over by Tenant, or creating any right in Tenant to continue in possession of the Demised Premises, all Tenant’s obligations with respect to the use, occupancy and maintenance of the Demised Premises shall continue during such period of unlawful retention.

22. SURRENDER OF DEMISED PREMISES
Tenant shall, at the expiration or earlier termination of this Lease, promptly surrender the Demised Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear. Any personal property which shall remain in the Demised Premises after the expiration or earlier termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as Landlord’s property or may be disposed of in such manner as Landlord may see fit, provided that, notwithstanding the foregoing, Tenant shall, upon request of Landlord made prior to or within a reasonable period after the expiration or earlier termination of this Lease, promptly remove from the Building any such personal property at Tenant’s sole cost and expense. Should Tenant fail to do so, Landlord may do so, and the cost and expense thereof, together with interest at the Default Rate from the date such costs and expenses are incurred by Landlord, shall be paid by Tenant to Landlord as “Additional Rent” within fifteen (15) days after Tenant is billed therefor. If such personal property or any part thereof shall be sold by Landlord, Landlord may receive and retain the proceeds of such sale as Landlord’s property. The foregoing shall require that Tenant cause the following (which is not an exclusive list) to be true as of the date of surrender:
(a)	All interior and exterior lights are operational and burning.

(b)	All exhaust, ceiling and overhead fans are operational.

(c)	Warehouse floor is broom swept and clean of all trash and materials.

(d)	Warehouse floor is cleaned of excessive oils, fluids and other foreign materials.

(e)	Intentionally Omitted.

(f)	Intentionally Omitted.

(g)	Overhead interior and exterior doors are operational and in good condition.

(h)	Any bolts secured to floor are cut off flush and sealed with epoxy.

(i)	Warehouse fencing or partitions are removed if Landlord so requires.

(j)	All furniture, trash and debris are removed.

(k)	All pictures, posters, signage, stickers and all similar items are removed from all walls, windows, doors and other interior and exterior surfaces of the Premises.

(l)	Carpet areas are vacuumed.

(m)	All uncarpeted office floors are swept, and any excess wax buildup on tile and vinyl floors is removed.

(n)	All Tenant-installed computer cable is removed to point of origin.

(o)	All doors, windows, and miscellaneous hardware are operational.

(p)	All heating, air conditioning and mechanical equipment is operational and in good working condition.

(q)	Ceiling tiles, grid, light lenses, air grills and diffusers are in place with no holes or stains.

(r)	There are no broken windows or other glass items.

(s)	Bathroom, walls, floors, and fixtures are clean.

(t)	All plumbing fixtures are intact and operational and do not leak.

(u)	All downspouts are undamaged and operational.

(v)	Walls (internal and external) are clean and any holes are properly and permanently patched.

(w)	If landscaping is Tenant’s responsibility under this Lease, all plants, trees and shrubbery are intact and healthy.

(x)	If landscaping is Tenant’s responsibility under this Lease, all lawns have recently been mowed and edged, and shrubbery trimmed.

(y)	If roof repair is Tenant’s responsibility under this Lease, the roof is in good condition and repair (in accordance with NRCA guidelines) and no apparent leaks.
Acceptance of delivery of the Demised Premises or opening same for business shall be deemed conclusive evidence that the Demised Premises were in good order and condition at the commencement of the term of this Lease, subject to the provisions of Article 7.
23. SUBORDINATION AND ATTORNMENT
This Lease and the estate, interest and rights hereby created are subordinate to (a) any mortgage now or hereafter placed upon the Building or the Land or any estate or interest therein, including, without limitation, any mortgage on any leasehold estate, and (b) any lease of the Land or any estate or interest therein, now or hereafter existing, and to all renewals, modifications, consolidations, replacements and extensions of same as well as any substitutions therefor. Tenant agrees that in the event any person, firm, corporation or other entity acquires the right to possession of the Building or the Land, including any mortgagee, ground lessor or holder of any estate or interest having priority over this Lease, Tenant shall, if requested by such person, firm, corporation or other entity, attorn to and become the tenant of such person, firm, corporation or other entity, upon the same terms and conditions as are set forth herein for the balance of the Lease Term. Notwithstanding the foregoing, any mortgagee or ground lessor may, at any time, subordinate its mortgage or ground lease to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage or ground lease without regard to their respective dates of execution and delivery, and in that event, such mortgagee or ground lessor shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage or ground lease. Tenant, if requested by Landlord, shall execute any such instruments in recordable form as may be reasonably required by Landlord in order to confirm or effect the subordination or priority of this Lease, as the case may be, and the attornment of Tenant to future landlords in accordance with the terms of this Article. Notwithstanding anything to the contrary above, so long as Tenant is not in default hereunder, Tenant’s occupancy of the Demised Premises, and its rights under this Lease shall not be disturbed as a result of the foregoing subordination and attornment.

24. RIGHT OF FIRST OFFER
Subject to (a) Tenant not being in default at the time of exercise nor Tenant ever being in default (beyond any applicable cure period) of any monetary obligations under this Lease more than twice during the Term; (b) Tenant occupying not less than seventy five (75%) of the Demised Premises; and (c) such limitations as are imposed by other tenant leases existing as of the Commencement Date, Landlord shall notify Tenant with regard to all space adjacent to the Demised Premises that is or Landlord expects to become vacant and available for lease, and Landlord shall propose to Tenant the current economic terms upon which Landlord would be prepared to entertain the negotiation of a new lease or amendment for such space for a term which would be coterminous with this Lease (but in no event less than a term of three years and for not less than all of the proposed space), and which economic terms shall include the estimated date that the space shall be available for delivery, the Fixed Rent (which shall be Fair Market as defined below) and the tenant allowance (which shall be Fair Market) to be furnished to Tenant, whereupon Tenant shall have five (5) business days next following Landlord’s delivery of such notice within which to accept such terms, time being of the essence. Should Tenant accept such terms as are specified by Landlord, the parties shall negotiate the terms of a new lease, or an amendment to this Lease, to memorialize their agreement. In the absence of any further agreement by the parties, such additional space shall be delivered in “AS - IS” condition, and Rent for such additional space shall commence on that date which is the earlier of: (x) Tenant’s occupancy thereof, and (y) thirty (30) days after Landlord delivers such additional space to Tenant free of other tenants and occupants. If Tenant shall not accept Landlord’s terms within such five (5) business day period, or if the parties shall not have executed and delivered a mutually satisfactory new lease or lease amendment within thirty (30) days next following Landlord’s original notice under this Article 34, then Tenant’s rights to lease such space shall lapse and terminate, and Landlord may, at its discretion, lease such space on such terms and conditions as Landlord shall determine. Tenant’s rights hereunder shall not include the right to lease less than all of the space identified in Landlord’s notice.
Anything herein contained to the contrary notwithstanding, Landlord may at any time modify or extend any existing or future tenant lease, without in any such case notifying or offering such space to Tenant, or giving rise to any right of Tenant hereunder. Nothing contained in this Article 24 is intended nor may anything herein be relied upon by Tenant as a representation by Landlord as to the availability of expansion space within the Building at any time. Notwithstanding the foregoing to the contrary, in no event shall Landlord be obligated to offer any space to Tenant more than once.

25. NOTICES
All notices or other communications hereunder shall be in writing and shall be sent to the address of the party for whom such notice is intended as set forth below (or to such other address as a party may hereafter designate for itself by notice to the other party as required hereby). Any such notice or communication shall be sufficient if sent by registered or certified mail, return receipt requested, postage prepaid, by prepaid overnight delivery service, or by hand delivery. Any such notice or communication shall be deemed to have been given: if hand delivered, then when delivered or when such delivery is refused; if sent by an overnight delivery service, then on the day following the day deposited with such service; or if sent by registered or certified mail, then on the third business day following the date deposited in the United States mails.
25.1 If to Landlord:
AMC Delancey Heartland Partners, L.P.
75 Utley Drive
Camp Hill, PA 17011
With a copy to:
AMC Delancey Heartland Partners, L.P.
718 Arch Street, Suite 400N
Philadelphia, PA 19106
Attn: General Counsel
25.2 If to Tenant:
Integrated BioSciences, Inc.
637 Lowther Road
Lewisberry, PA 17339
Attention: President
Copy to: Controller
26. MORTGAGES AND OTHER AGREEMENTS
26.1 Landlord’s Successors. In the event that any person, firm, corporation or other entity which is a party to any instrument to which this Lease is subject or subordinate (including, without limitation, any mortgage or ground lease now or hereafter placed upon the Building or the Park or any interest created therein) or their successor(s), succeeds thereunder to the interest of Landlord in the Building or the Park, or acquires the right to possession of the Building or the Park, such person, firm, corporation or other entity shall not be (i) liable for any act or omission of the party named above as Landlord under this Lease; (ii) liable for the performance of Landlord’s covenants hereunder which arise and accrue prior to such person, firm, corporation or other entity succeeding to the interest of Landlord hereunder or acquiring such right to possession; (iii) subject to any offsets or defenses which Tenant may have at any time against Landlord; (iv) bound by any Fixed Rent or Additional Rent which Tenant may have paid previously for more than one month in advance; (v) liable for the return of any security deposit which it did not actually receive; or (vi) bound by any amendment or modification hereof relating to the reduction of Fixed Rent or Additional Rent, the shortening of the Lease Term or the effecting of a cancellation or surrender hereof and made without the consent of such person, firm, corporation or other entity.

26.2 Modifications to Lease. Should any prospective mortgagee or ground lessor require a modification or modifications of this Lease, which modification or modifications will not cause an increase in the Fixed Rent or Additional Rent stipulated hereunder or in any other way materially and adversely change the rights or obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following request therefor.
26.3 Mortgagee Notice and Right to Cure. In the event of any default by Landlord which would give Tenant the right to exercise any remedy, Tenant shall not exercise any such remedy until it has notified in writing the holder of any mortgage or deed of trust which at the time shall be a lien on all or any portion of the Park or the Building (if the name and address of such holder previously shall have been furnished by written notice to Tenant) of such default, and until a reasonable period for curing such default shall have elapsed following the giving of such notice, during which period the holder shall have failed to commence and continue to cure such default or to cause the same to be remedied or cured.
27. MISCELLANEOUS
27.1 Successors and Assigns. The obligations of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Landlord and each successive owner of the Building and/or the Land shall be liable only for obligations accruing during the period of its ownership or interest in the Building and from and after the transfer by Landlord or such successive owner of its ownership or other interest in the Building, Tenant shall look solely to the successors in title for the performance of Landlord’s obligations hereunder arising thereafter.
27.2 Waivers. No delay or forbearance by either party in exercising any right or remedy hereunder or in undertaking or performing any act or matter which is not expressly required to be undertaken by either party shall be construed, respectively, to be a waiver of either party’s rights or to represent any agreement by either party to undertake or perform such act or matter thereafter.

27.3 WAIVER OF TRIAL BY JURY. TENANT HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE WHERE THE DEMISED PREMISES ARE LOCATED AND IN ANY AND ALL ACTIONS OR PROCEEDINGS ARISING HEREUNDER OR PURSUANT HERETO, AND IRREVOCABLY AGREES TO SERVICE OF PROCESS IN ACCORDANCE WITH ARTICLE 25. LANDLORD AND TENANT AGREE TO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OF OR OCCUPANCY OF THE DEMISED PREMISES AND/OR ANY CLAIM OF INJURY OR DAMAGE AND ANY EMERGENCY OR ANY OTHER STATUTORY REMEDY. IT IS FURTHER MUTUALLY AGREED THAT IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NON-PAYMENT OF RENT, TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING.
27.4 Limitation of Landlord’s Liability. Tenant shall look solely to the Building and rents derived therefrom for enforcement of any obligation hereunder or by law assumed or enforceable against Landlord, and no other property or other assets of Landlord shall be subjected to levy, execution or other enforcement proceeding for the satisfaction of Tenant’s remedies or with respect to this Lease, the relationship of landlord and tenant hereunder or Tenant’s use and occupancy of the Demised Premises.
27.5 Time of the Essence. All times, wherever specified herein for the performance by Landlord or Tenant of their respective obligations hereunder, are of the essence of this Lease.
27.6 Severability. Each covenant and agreement in this Lease shall for all purposes be construed to be a separate and independent covenant or agreement. If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby; and such provisions in this Lease shall be valid and enforceable to the fullest extent permitted by law.
27.7 Amendment and Modification. This Lease, including all Exhibits hereto, each of which is incorporated in this Lease, contains the entire agreement between the parties hereto, and shall not be amended, modified or supplemented unless by agreement in writing signed by both Landlord and Tenant, except as specifically provided for herein.

27.8 Headings and Terms. The title and headings and table of contents of this Lease are for convenience of reference only and shall not in any way be utilized to construe or interpret the agreement of the parties as otherwise set forth herein. The term “Landlord” and term “Tenant” as used herein shall mean, where appropriate, all persons acting by or on behalf of the respective parties, except as to any required approvals, consents or amendments, modifications or supplements hereunder when such terms shall only mean the parties originally named on the first page of this Lease as Landlord and Tenant, respectively, and their agents so authorized in writing.
27.9 Tenant Corporate/Company/Partnership Matters. If Tenant is a corporation or a limited liability company, each person signing this Lease on behalf of Tenant represents and warrants that he/she has full authority to do so and that this Lease is fully and completely binding on the corporation or limited liability company. If at any time during the Lease Term hereunder, or any extension or renewal thereof, Tenant shall change its corporate or company name, by operation of law or otherwise, Tenant shall deliver to Landlord a copy of a certificate of name change filed with the state in which Tenant was formed and by which Tenant is then governed evidencing such name change, or such other evidence of Tenant’s name change and authority as is reasonably acceptable to Landlord. Such evidence shall be delivered to Landlord within ten (10) days of Tenant’s official name change. If Tenant is a general partnership, limited partnership or limited liability partnership, each person or entity signing this Lease for Tenant represents and warrants that he/she or it is a general partner of the partnership, that he/she or it has full authority to sign for the partnership and that this Lease is completely and fully binding on the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition, and, in the event of a name change of the partnership, the same conditions regarding a name change of a corporate or limited liability company tenant, as stated above, shall apply.
27.10 Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Pennsylvania.
27.11 Reciprocal Covenant on Notification of ADA Violations. Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the Americans with Disabilities Act of 1990 (“ADA”) relating to any portion of the Demised Premises; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Demised Premises; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Demised Premises.
27.12 Joint and Several Liability. If Tenant is comprised of more than one signatory, each signatory shall be jointly and severally liable with each other signatory for payment and performance according to this Lease.

27.13 Survival. Any covenants set forth in this Lease which, by their nature, would reasonably be expected to be performed after the expiration or earlier termination of this Lease, shall survive the expiration or earlier termination of this Lease.
28. EARLY TERMINATION RIGHT
Conditioned upon Tenant not being in default at the time of exercise, nor Tenant ever being in default (beyond ay applicable cure period) of any monetary obligations under this Lease, Tenant shall have the right to terminate (the “Early Termination Right”) this Lease on July 31, 2010, provided that Tenant shall provide Landlord with its written notice to so terminate by July 31, 2009. Should Tenant exercise this Early Termination Right, Tenant shall pay to Landlord the sum of Two Hundred Thirty-Two Thousand Five Hundred Eighty-Nine Dollars ($232,589.00) as a termination fee.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Lease to be executed on the day and year first above written.

LANDLORD:

AMC DELANCEY HEARTLAND PARTNERS, L.P.

By:	AMC Delancey Heartland Investors, L.P., its general partner

By:	AMC Delancey Heartland Associates, L.P. its general partner

By:	AMC Delancey Heartland, LLC, its general partner

	By:	/s/ Andrew J. Kleeman
Andrew J. Kleeman, Vice President

TENANT:

INTEGRATED BIOSCIENCES, INC.

By:	/s/ Edward J. Paukovits, Jr.

	Name:	Edward J. Paukovits, Jr.
	Title:	President

EXHIBIT "A"

MATCH MATCH
MATCH MATCH
DEMISED PREMISES
46,408 RSF
MATCH MATCH
MATCH MATCH

E1 OVERALL FLOOR PLAN

SCALE: 1/32"=1'-0"

REFERENCE NORTH

DISTRIBUTION PLAZA
633 LOWTHER ROAD
LEWISBERRY, PA

EXHIBIT “B”
FORM OF
CONFIRMATION OF LEASE TERM
THIS CONFIRMATION OF LEASE TERM is made this            day of                               ,           , between                                  (“Landlord”) and                                (“Tenant”).
Landlord and Tenant have entered into a certain Agreement of Lease (the “Lease”) dated                               ,            demising certain space consisting of            rentable square feet in Building           , located in the                               . All of the capitalized terms herein shall have the same respective definitions as set forth in the Lease.
Pursuant to the provisions of Article 2 of the Lease, Landlord and Tenant, intending to be legally bound hereby, acknowledge and agree that the Commencement Date is the            day of           ,           , and that the Lease Term shall end on the            day of           ,           , at 11:59 p.m., unless sooner terminated or extended, as provided in the Lease. As supplemented hereby, the Lease shall continue in full force and effect.
IN WITNESS WHEREOF, the parties hereto have duly executed this Confirmation of Lease Term, this            day of           ,           .

LANDLORD:

By:

TENANT:

By:	EJP [FORM ONLY]
Name:
Title:

EXHIBIT “C”
TAXES, OPERATING EXPENSE AND OTHER ADDITIONAL RENT
1.	Taxes.
A.	Definitions
I. “ADJUSTED TAXES” shall mean the Taxes for any Tax Year, plus the expenses of any contests (administrative or otherwise) of tax assessments or proceedings for refunds incurred during such Tax Year. If Landlord is successful in obtaining a refund for any Tax Year(s), the Adjusted Taxes for the Tax Year(s) to which such refund is applicable shall be recalculated to reflect the amount of the refund received by Landlord, and Tenant shall receive a credit, if due, equal to the amount of the difference between the Tax which was actually paid by Tenant and the Tax which actually is due, taking into account the amount of the refund.
II. “TAX ESTIMATE” shall have the meaning set forth in Subsection 1B below.
III. “TAX STATEMENT” shall mean a statement in writing signed by Landlord, setting forth (a) the Adjusted Taxes for the applicable Tax Year and (b) such other information as Landlord deems appropriate.
IV. “TAX YEAR” shall mean each calendar year, or such other period of twelve (12) months as hereafter may be duly adopted by the applicable governmental or quasi-governmental body or authority or special service district as its fiscal year for purposes of Taxes, occurring during the Lease Term.
Landlord: AK
Tenant: EJP

V. “TAXES” shall mean all taxes, charges, impositions, levies, assessments and burdens of every kind and nature, whether general or special, ordinary or extraordinary, foreseen or unforeseen, assessed or imposed by any governmental or quasi-governmental body or authority or special service district on and/or with respect to the Land or the Park or their operation or the rents therefrom (including taxes based on gross receipts), whether or not directly paid by Landlord, subject to the following:
(1)	there shall be excluded from Taxes all income taxes (which shall not be deemed to include taxes based on gross receipts), excess profit taxes, excise taxes, franchise taxes, estate, succession, inheritance and transfer taxes; provided, however, that if, due to a future change in the method of taxation or assessment, any such tax, however designated, shall be imposed in substitution, in whole or in part, for (or in lieu of all or any part of any contemplated increase in) any tax, charge, imposition, levy, assessment or burden which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within the definition of Taxes as defined herein to the extent of such substitution or imposition in lieu; and
(2)	there shall be excluded from Taxes any use and occupancy tax, which shall be paid by Tenant to the appropriate governmental authority; provided, however, that Tenant shall pay such use and occupancy tax to Landlord as Additional Rent upon demand if Landlord is required by law to collect such tax for any governmental authority, in which case Landlord shall remit any amounts paid to Landlord to the appropriate governmental authority.
VI. “TENANT’S PROPORTIONATE SHARE” shall mean a fraction, the numerator of which shall be the rentable square feet of the Demised Premises, and the denominator of which shall be the aggregate rentable square feet in the Building, and, expressed as a percentage, shall be 74.2789% (46,408/62,478). If the rentable square feet of the Demised Premises increases or decreases during any Tax Year, the rentable square feet of the Demised Premises for purposes of determining the numerator of the fraction shall be the weighted average of the rentable square feet in the Demised Premises for such Operating Year or Tax Year.
B.	Payment of Taxes. Tenant shall pay to Landlord as Additional Rent an amount equal to Tenant’s Proportionate Share (as defined in Subsection 1A. of this Exhibit) of the Taxes for each Tax Year.
Landlord:
Tenant:

From and after the Commencement Date, Tenant shall pay to Landlord, on account of the Taxes for the current Tax Year, monthly installments in advance equal to one-twelfth (1/12) of Tenant’s Proportionate Share of the estimated Adjusted Taxes, as determined by Landlord, for such Tax Year. Such installments shall be payable on the first day of each month at such place as Landlord may direct, except that, if the Commencement Date occurs on a day other than the first day of a month, the first such installment shall be paid on the Commencement Date and apportioned based on the number of days in such month occurring from and after the Commencement Date. On or before June 1 of each Tax Year, Landlord may furnish to Tenant the Tax Estimate for such Tax Year and, on the first day of the first month following the delivery of such Tax Estimate, in addition to the monthly installment of such new Tax Estimate, Tenant shall pay to Landlord (or Landlord shall credit to Tenant) any deficiency (or excess) between (i) the total of the installments paid on account of the Tax Adjustment for such Tax Year, and (ii) the product of one-twelfth (1/12) of such Tax Estimate for such Tax Year and the number of months which have elapsed during such Tax Year prior to the due date of such payment. Until the Tax Estimate for any Tax Year is furnished by Landlord, Tenant shall continue to pay monthly installments on account of such Tax Year’s Tax Adjustment based upon the last Tax Estimate provided by Landlord to Tenant.
Notwithstanding the foregoing, Landlord from time to time during the Lease Term may elect to waive the requirement for payment of monthly installments on account of the estimated Adjusted Taxes and, in such case, Tenant shall pay the full amount of any unpaid Adjusted Taxes within fifteen (15) days after Tenant receives any Tax Statement. Furthermore, notwithstanding the foregoing, more than one (1) Tax Statement may be sent to Tenant during any Tax Year. Such election by Landlord shall not preclude Landlord from thereafter requiring Tenant to commence paying monthly installments on account of the estimated Adjusted Taxes as set forth above.
2.	Operating Expense.
A.	Definitions.
I. “ESSENTIAL CAPITAL IMPROVEMENT” shall mean (a) a labor saving device, energy saving device or other installation, improvement or replacement which is intended to reduce Operating Expense, whether or not voluntary or required by governmental mandate, or (b) an installation or improvement required by reason of any law, ordinance or regulation which was not applicable to the Park on the date of the execution of this Lease, or (c) an installation or improvement intended to improve the health or safety of tenants in the Park generally, whether or not voluntary or required by governmental mandate.
Landlord:
Tenant:

II. “OPERATING EXPENSE” shall mean all costs and expenses of whatever kind or nature paid or incurred by Landlord from time to time in connection with the ownership, management, maintenance, operation, replacement, restoration and repair of the Park and the Land, all computed on the accrual basis, including, without limitation, the following items:
(a)	gas, oil, common area electricity, steam, fuel, water, sewer and other utility charges (including surcharges) of whatever nature;
(b)	insurance premiums and the amounts of any deductibles paid by Landlord;
(c)	personnel costs, including, but not limited to, salaries, wages, fringe benefits, taxes, insurance and other direct and indirect costs;
(d)	costs of service and maintenance contracts including, but not limited to, cleaning and security services;
(e)	all other maintenance, repair, restoration and replacement expenses, and the cost of materials, supplies and uniforms;
(f)	Landlord’s central office administrative and accounting costs and overhead applicable to the Park;
(g)	all professional fees incurred in connection with the operation of the Park, including, without limitation, accounting fees for preparing the Operating Expense Statement and Tax Statement;
(h)	management fees payable to the managing agent;
(i)	sales and use taxes and any taxes imposed on personal property owned by Landlord and used in connection with the Park and taxes on any of the expenses which are included in Operating Expense;
(j)	decorations for the public portions of the Park; and
Landlord:
Tenant:

(k)	the annual amortization of any Essential Capital Improvement made by Landlord, computed based on the useful life of the improvement with interest at the prime rate referenced in Article 3 of the Lease determined as of the date of completion of such Essential Capital Improvement. If Landlord shall lease such Essential Capital Improvement, then the rentals or other operating costs paid pursuant to such lease shall be included in Operating Expense for each Operating Year in which they are incurred.
Notwithstanding the foregoing, Operating Expense shall not include the following:
(i)	costs to prepare space for occupancy by a new tenant;
(ii)	costs of capital improvements (except for costs of any Essential Capital Improvement);
(iii)	advertising expenses and leasing commissions;
(iv)	any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise, but not including costs and expenditures for which Landlord is reimbursed by tenants of the Park pursuant to operating expense or similar reimbursement provisions;
(v)	legal expenses of negotiating and enforcing leases;
(vi)	special cleaning or other services not offered to all tenants of the Park; and
(vii)	any charge for depreciation, interest or rental (except as set forth above with respect to any Essential Capital Improvement).
In determining Operating Expense for any Operating Year, if the Park was less than fully occupied during such entire year, or was not in operation during such entire year, then Operating Expense shall be adjusted by Landlord to reflect the amount that such expenses would normally be expected to have been, in the reasonable opinion of Landlord, had the Park been fully occupied and operational throughout such year, except that in no event shall such adjustment result in the recovery by Landlord of an amount in excess of the actual Operating Expense.
Landlord:
Tenant:

III. “OPERATING EXPENSE ESTIMATE” shall have the meaning set forth in Subsection 2B below.
IV. “OPERATING EXPENSE STATEMENT” shall mean a statement in writing signed by Landlord, setting forth in reasonable detail (a) the Operating Expense for the applicable Operating Year, and (b) such other information as Landlord deems appropriate.
V. “OPERATING YEAR” shall mean each calendar year, or such other period of twelve (12) months as hereafter may be adopted by Landlord as its fiscal year for purposes of Operating Expense, occurring during the Lease Term.
B.	Payment of Operating Expenses. Tenant shall pay to Landlord as Additional Rent an amount equal to Tenant’s Proportionate Share (as defined in Subsection 1A of this Exhibit) of the Operating Expense for each Operating Year. (The amount of Tenant’s Proportionate Share of the Operating Expenses is hereinafter referred to as the “Tenant’s Operating Expense”.) If the Commencement Date is any date other than the first day of an Operating Year or if the expiration date of the Lease Term is any date other than the last day of an Operating Year, Tenant’s Operating Expense shall be allocated proportionately to the amount of time in such Operating Year that the Lease Term is in effect.
From and after the Commencement Date, Tenant shall pay to Landlord, on account of Tenant’s Operating Expense for the current Operating Year, monthly installments in advance equal to one-twelfth (1/12) of the estimated Tenant’s Operating Expense for such Operating Year (the “Operating Expense Estimate”). Such installments shall be payable on the first day of each month at such place as Landlord may direct, except that, if the Commencement Date occurs on a day other than the first day of a month, the first such installment shall be paid on the Commencement Date and apportioned based on the number of days in such month occurring from and after the Commencement Date. Following the end of each Operating Year, Landlord shall furnish to Tenant an Operating Expense Statement. On the first day of the first month following the delivery of such Operating Expense Statement, Tenant shall pay to Landlord (or Landlord shall credit to Tenant) any deficiency (or excess) between the installments paid on account of the preceding Operating Year’s Operating Expense Estimate and the actual Operating Expense Adjustment for such Operating Year.
Landlord:
Tenant:

Operating Expenses in excess of $1.54 per rentable square foot, excluding snow removal, utilities, taxes and insurance, shall be capped on a cumulative basis at 4% per annum. For example: if operating expenses for the 2nd year should increase 3%, then 3rd year operating expenses can be increased 5% if applicable.
Tenant shall have the right to inspect the books and records used by Landlord in calculating Tenant’s Operating Expense for a particular Operating Year within thirty (30) days following delivery of the Operating Expense Statement for such year, during regular business hours, after having given Landlord written notice at least ten (10) days prior thereto; provided, however, that Tenant shall make all payments required hereunder without delay. Unless Tenant shall take written exception to any Operating Expense Statement within thirty (30) days after delivery to Tenant of the same, such statement shall be final and binding upon Tenant. Tenant’s inspection of Landlord’s books and records shall be performed by an employee or employees of Tenant or by a reputable public accounting firm. In no event, however, shall Tenant agree to pay any entity which performs such inspection on a contingent fee or percentage of recovery basis. Tenant agrees that all information obtained by Tenant or by those performing such inspection on behalf of Tenant shall at all times remain confidential, and Tenant further agrees to take such action as is necessary to insure the continued confidentiality of all such information.
3.	Personal Property Taxes. Tenant shall be responsible for all ad valorem taxes on its personal property and on the value of the leasehold improvements in the Demised Premises to the extent that the same exceed Park standard allowances (and if the taxing authorities do not separately assess Tenant’s leasehold improvements, Landlord may make a reasonable allocation of imposition to such improvements).
4.	Survival. If, upon expiration or termination of this Lease for any cause, the amount of any Additional Rent due under this Lease has not yet been determined, an appropriate payment from Tenant to Landlord, or refund from Landlord to Tenant, shall be made promptly after such determination, and such obligation shall survive the expiration or termination of this Lease.
Landlord:
Tenant:

EXHIBIT D
“Landlord’s Work”
1.	Power wash the split-faced block on the front of the building.
2.	Repaint the building in accordance with drawings A-1 and A-2 generated by Polek Schwartz Architects dated 12/30/04.
3.	Supply and install one (1) canopy detailed in Polek Schwartz drawing A-2 dated 12/30/04 at proposed IBS employee entrance.
AK
EJP

EXHIBIT “E”
RULES AND REGULATIONS
It is further agreed that the following Rules and Regulations shall be and are hereby made a part of this Lease, and the Tenant agrees that its employees, contractors, agents, invitees and any others permitted by the Tenant to occupy or enter the Demised Premises, will at all times abide by the Rules and Regulations and that a default in the performance and observance thereof shall operate the same as any other defaults under the terms of this Lease:
1.	The sidewalks, entries, and driveways of the Property and Buildings shall not be obstructed by the Tenant, or its employees, agents, contractors, or invitees, or used by them for any purpose other than ingress and egress to and from the Demised Premises. Landlord may remove any such obstruction without notice or obligation to Tenant.
2.	Tenant shall not place any objects in the parking areas (except for authorized vehicles), landscaped areas or other areas of the Property.
3.	No person shall disturb the occupants on the Property by the use of any radio or musical instrument or by the making of loud or improper noises.
4.	Parking any type of recreational vehicles on the Property is prohibited. No vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed from the Property within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformation with all signs and other markings.
5.	Tenant shall not use, keep or permit to be used or to be kept any foul or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein.
6.	Landlord reserves the right to exclude or expel from the Property any person who in the judgment of the Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations.
7.	Tenant shall give Landlord prompt notice of any defects in the water, sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment or any dangerous or hazardous condition existing on the Property.
Landlord: AK
Tenant: EJP

8.	No outside storage of pallets, boxes, cartons, drums or any other containers or materials used in shipping or transport of goods is allowed. Tenant shall place all refuse in proper receptacles provided by Tenant at Tenant’s expense on the Demised Premises, and shall keep all lobbies, corridor stairwells, ducts or shafts of the Building free of all refuse.
9.	All moveable trash receptacles provided by any trash disposal firm must be kept in the trash enclosure areas designated by Landlord where provided for that purpose.
10.	The Landlord reserves the right to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time are needed or desirable for the safety, care and cleanliness of the Property and for the preservation of good order therein.
11.	Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord without the consent of Landlord.
12.	No person shall go on the roof of the Building without Landlord’s permission.
13.	All goods, including material used to store goods, delivered to the Demised Premises of Tenant shall be immediately moved into the Demised Premises and shall not be left in parking or receiving areas overnight.
14.	Tenant shall not do or permit anything to be done in the Demised Premises or bring or keep anything therein which will in any way obstruct or interfere with the rights of other tenants, or do, or permit anything to be done in the Demised Premises which shall, in the judgment of the Landlord, in any way injure or annoy other tenants, or conflict with the laws relating to fire, or with the regulations of the fire department or with any policy insuring the Building or any part thereof or any contents therein.
15.	All electrical equipment used by Tenant shall be U.L. approved. Nothing shall be done or permitted in the Demised Premises, and nothing shall be brought into or kept in the Demised Premises which would impair or interfere with any of the Building services or the proper and economic heating, cooling, cleaning or other servicing of the Building or the Demised Premises.

16.	The Demised Premises shall not be used or permitted to be used for residential, lodging or sleeping purposes.
17.	Except as permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions or floors of the Demised Premises or of the Building, and the repair cost of any defacement, damage, or injury caused by Tenant, its agents or employees shall be paid for by the Tenant.
18.	Landlord reserves the right to restrict or prohibit canvassing, soliciting or peddling on the Property.
19.	Except as specifically permitted under the Lease, Tenant shall not place, erect, maintain or display, or permit to be placed, erected, maintained or displayed, any sign, advertisement, notice or other marking in the Park or on the interior or exterior of the Building, other than any signs which are located within the Demised Premises and are not visible from outside of the Demised Premises.

EXHIBIT “F”
FORM OF
TENANT ESTOPPEL CERTIFICATE AND STATEMENT

(Tenant)
The undersigned (jointly and severally if more than one) hereby represents, warrants and certifies to AMC DELANCEY HEARTLAND PARTNERS, L.P. (the “Landlord”) that it is the tenant and present occupant (the “Tenant”) of certain premises (the “Demised Premises”) comprising a portion of the real property and improvements in the building (the “Building”) located at                                                              and that:
1. Basic Lease Terms. The Demised Premises are more specifically described in, and are leased under the provisions of, a lease agreement (the “Lease”), the basic terms of which are described below:
1.1	Demised Premises/Building/Suite:

1.2	Rentable Square Feet of Demised Premises:

1.3	Date of Lease:

1.4	Commencement Date:

1.5	Expiration Date:

1.6	Current Annual/Monthly Fixed Rent: $ / $

1.7	Current Monthly Additional Rent: $

1.8	Total Monthly Rent As Of: $

1.9	Tenant’s Proportionate Share: %

1.10	Security Deposit: $

1.11	Total Rent Is Paid Through:
2. Modifications. The Lease contains all of the understandings and agreements between Tenant and Landlord, and is in full force and effect, without modification, addition, extension, or renewal on the date hereof, except as indicated below:

.

Landlord: AK
Tenant: EJP

3. Acceptance of Demised Premises. Tenant has accepted possession of the Demised Premises and is now in possession of same, and the improvements and space required to be furnished according to the Lease have been fully delivered by Landlord and accepted by Tenant.
4. Options. There are no purchase options, rights of first refusal, rights of first offer, options to terminate, exclusive business rights, or other rights in Tenant to extend or renew the Lease Term or to expand or otherwise modify the Demised Premises, except as indicated below:

.
5. Commencement of Rental Obligation. Tenant’s obligation to pay rent has commenced, unless indicated below:

.
6. Rent Payment. No rent has been paid by Tenant in advance under the Lease, except for the Total Monthly Rent, as described above, that became due for the current month.
7. No Tenant Default. Tenant is not in default under the Lease and is current in the payment of any and all charges required to be paid by Tenant, except as indicated below:

.
8. Subordination and Attornment. In the event that Landlord’s interest is conveyed or Landlord otherwise relinquishes possession of the Demised Premises to a third party, including but not limited to any mortgagee or successor in interest to any such mortgagee, the undersigned agrees to attorn to such third party and to recognize such third party as landlord. Tenant agrees to subordinate to any mortgagee or successor in interest to any such mortgagee as more fully set forth in the Lease. Any such attornment or subordination shall be effective and self-operative without the execution of any other instrument by either party hereto but, upon the request of such landlord, the undersigned shall execute and deliver an instrument confirming such attornment or subordination.

9. No defense. Tenant has no defenses, setoffs, basis for withholding of rent, claims or counterclaims against Landlord for any failure of performance of any of the terms of the Lease, nor to the best of Tenant’s knowledge are there defaults or breaches by Landlord under the Lease, including, without limitation, defaults relating to the design, condition and tenant uses of the Building.
10. No Prior Assignment or Subletting. Tenant has not assigned, pledged, mortgaged or otherwise transferred or encumbered the Lease or the rental payments thereunder, nor sublet all or any part of the Demised Premises and is not presently permitting the same to be occupied or used by anyone other than Tenant except as indicated below:

.
11. Use of Premises. Tenant has not accumulated, recycled, stored, treated, spilled, emitted, leaked or disposed of any hazardous, toxic or polluting substances or wastes at the Park. Tenant has not received notice from any governmental agency that it may be responsible for clean-up of the Park or surrounding areas pursuant to the Federal Comprehensive Environmental, Response, Compensation and Liability Act (42 U.S.C.A. Section 9601 et seq.), the Federal Water Pollution Control Act (33 U.S.C.A. Section 1151 et seq.), the Clean Water Act of 1977 (33 U.S.C.A. Section 1251 et seq.), or the regulations promulgated thereunder (if applicable), or any other federal, state or local environmental law, regulation or ordinance, as each may be amended from time to time.
The undersigned makes this Certificate and Statement with the understanding that Landlord and any others with which Landlord may be dealing intend to rely upon this Certificate and Statement and the undersigned agrees that they may so rely.

Dated: ,

(Name of Tenant)

By:

Name:

EXHIBIT “G”
TENANT’S WORK
[Insert Scope of Work]
Landlord:
Tenant:

ADDENDUM TO LEASE
THIS ADDENDUM OF LEASE (“Addendum”) is made this 17th day of August, 2005 by and between AMC DELANCEY HEARTLAND PARTNERS, L.P., a Pennsylvania limited partnership (“Landlord”) and INTEGRATED BIOSCIENCES, INC., a Delaware corporation (“Tenant”).
BACKGROUND
Landlord and Tenant have entered into a certain lease of even date herewith (the “Lease”). The parties desire to modify the terms of the Lease regarding delivery of the Premises and payment of Fixed Rent as more fully set forth in this Addendum.
Intending to be legally bound, Landlord and Tenant agree as set forth below.
1. Capitalized Terms. Unless specifically defined in this Addendum, all capitalized terms shall be defined in the same manner as the Lease.
2. Phase Delivery of the Demised Premises. On the Commencement Date, Landlord shall deliver to Tenant, that a portion of the Demised Premises containing 34,701 square feet (“Original Premises”) as depicted and cross-hatched on Exhibit A hereto, ready for Tenant’s Work. On November 1, 2005, or the date upon which Landlord obtains possession of the remainder of the Demised Premises if after November 1, 2005, but in no event later that January 1, 2006, Landlord shall deliver the remainder of the Demised Premises consisting of 11,707 square feet (the “Phase II Space”).
3. Temporary Fixed Rent Adjustment. Notwithstanding anything the contrary in Section 3 of the Lease, for the period from the Commencement Date until Landlord has delivered the Phase II Space, Tenant shall pay to Landlord as the annual Fixed Rent, the amount of $150,949.35, in equal monthly installments of $12,579.11. Upon delivery of the Phase II Space, Tenant shall resume payment of Fixed Rent in the amount set forth in Section 3 of the Lease.
4. Ratification. Except as expressly modified and amended hereby, the Lease is hereby ratified and confirmed, and shall remain in full force and binding effect upon the parties hereto.

IN WITNESS WHEREOF, the Landlord and Tenant have hereunto executed this Addendum on the date first above written.

LANDLORD:

AMC DELANCEY HEARTLAND PARTNERS, L.P.

	By:	AMC Delancey Heartland Investors, L.P., its general partner

	By:	AMC Delancey Heartland Associates, L.P. its general partner

	By:	AMC Delancey Heartland, LLC, its general partner

	By:	/s/ Andrew J. Kleeman

Andrew J. Kleeman, Vice President

TENANT:

INTEGRATED BIOSCIENCES, INC.

By:	/s/ Edward J. Paukovits, Jr.

	Name:	Edward J. Paukovits, Jr.
	Title:	President

EXHIBIT "A"

MATCH
MATCH
MATCH
MATCH
ORIGINAL PREMISES
34,701 RSF
PHASE II SPACE
11,707 RSF
MATCH
MATCH
MATCH
MATCH

E1 OVERALL FLOOR PLAN

SCALE: 1/32"=1'-0"

REFERENCE NORTH

DISTRIBUTION PLAZA
633 LOWTHER ROAD
LEWISBERRY, PA